Exhibit 99.1

L BRANDS REPORTS THIRD QUARTER 2016 EARNINGS

- PROVIDES FOURTH QUARTER GUIDANCE -

Columbus, Ohio, Nov. 16, 2016 - L Brands, Inc. (NYSE: LB) today reported 2016 third quarter results.

Third Quarter Results
Earnings per share for the third quarter ended Oct. 29, 2016, decreased 24 percent to $0.42 compared to $0.55 for the quarter ended Oct. 31, 2015. Third quarter operating income decreased 16 percent to $283.6 million compared to $338.8 million last year, and net income was $121.6 million compared to $164.0 million last year.

The company reported net sales of $2.581 billion for the third quarter ended Oct. 29, 2016, an increase of 4 percent compared to net sales of $2.482 billion for the quarter ended Oct. 31, 2015. Comparable sales increased 2 percent for the third quarter ended Oct. 29, 2016.

Fourth Quarter 2016 Outlook
The company stated that it expects 2016 fourth quarter earnings per share to be $1.85 to $2.00 compared to $2.15 last year.

Earnings Call Information
L Brands will conduct its third quarter earnings call at 9 a.m. Eastern on Nov. 17. To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978). For an audio replay, call 1-855-859-2056 (conference ID 24962196) (international replay number: 1-404-537-3406 (conference ID 24962196)) or log onto www.LB.com. Additional third quarter financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,073 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are sold in more than 700 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the third quarter earnings call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the third quarter earnings call or otherwise made by our company or our management:

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our relationships with independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of supplier and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the ability of our manufacturers to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, supplier or company information;

•	our ability to comply with regulatory requirements;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	legal and compliance matters; and

•	tax matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the third quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2015 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
THIRD QUARTER 2016

Comparable Sales Increase (Decrease) (Stores and Direct):

	Third Quarter	Third Quarter	Year- to- Date	Year- to- Date
	2016	2015	2016	2015
Victoria's Secret[1]	(1%)	6%	1%	3%
Bath & Body Works[1]	7%	7%	6%	6%
L Brands[2]	2%	7%	3%	4%

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada and the U.K. and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Third Quarter	Third Quarter	Year- to- Date	Year- to- Date
	2016	2015	2016	2015
Victoria's Secret[1]	(2%)	7%	—%	5%
Bath & Body Works[1]	5%	6%	4%	5%
L Brands[2]	—%	7%	1%	5%

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada and the U.K.

Total Sales (Millions):

	Third Quarter	Third Quarter	Year- to- Date	Year- to- Date
	2016	2015	2016	2015
Victoria's Secret Stores[1]	$1,285.9	$1,282.1	$4,136.2	$4,065.3
Victoria's Secret Direct	298.2	285.4	1,056.1	992.5
Total Victoria's Secret	$1,584.1	$1,567.5	$5,192.3	$5,057.8
Bath & Body Works[1]	$681.6	$637.2	$1,977.4	$1,863.2
Bath & Body Works Direct	88.6	68.3	254.4	203.8
Total Bath & Body Works	$770.2	$705.5	$2,231.8	$2,067.0
VS & BBW International[2]	$103.7	$92.8	$298.1	$273.0
Other	$123.0	$115.8	$362.3	$361.0
L Brands	$2,581.0	$2,481.6	$8,084.5	$7,758.8

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores				Stores
	Operating				Operating
	at 1/30/16	Opened	Acquired	Closed	at 10/29/16
Victoria's Secret U.S.	990	14	—	(6)	998
PINK U.S.	128	5	—	(1)	132
Victoria's Secret Canada	37	—	—	—	37
PINK Canada	9	—	—	—	9
Total Victoria's Secret	1,164	19	—	(7)	1,176

Bath & Body Works U.S.	1,574	23	—	(5)	1,592
Bath & Body Works Canada	98	4	—	—	102
Total Bath & Body Works	1,672	27	—	(5)	1,694

Victoria's Secret U.K.	12	2	—	—	14
PINK U.K.	2	1	—	—	3
Victoria's Secret Beauty and Accessories	—	4	26	(1)	29
Henri Bendel	29	—	—	—	29
La Senza U.S.	—	3	—	—	3
La Senza Canada	126	—	—	(1)	125
Total L Brands Stores	3,005	56	26	(14)	3,073

Total Noncompany-Owned Stores:

	Stores				Stores
	Operating				Operating
	at 1/30/16	Opened	Closed	Transferred	at 10/29/16
Victoria's Secret Beauty & Accessories	373	43	(9)	(26)	381
Victoria's Secret	16	5	—	—	21
PINK	3	2	—	—	5
Bath & Body Works	125	26	(1)	—	150
La Senza	221	4	(18)	—	207
Total	738	80	(28)	(26)	764

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED OCTOBER 29, 2016 AND OCTOBER 31, 2015
(Unaudited)
(In thousands except per share amounts)
	2016	2015
Net Sales	$2,580,979	$2,481,575
Costs of Goods Sold, Buying and Occupancy	(1,555,693)	(1,450,301)
Gross Profit	1,025,286	1,031,274
General, Administrative and Store Operating Expenses	(741,706)	(692,510)
Operating Income	283,580	338,764
Interest Expense	(96,817)	(78,862)
Other Income (Loss)	3,417	(440)
Income Before Income Taxes	190,180	259,462
Provision for Income Taxes	68,540	95,431
Net Income	$121,640	$164,031

Net Income Per Diluted Share	$0.42	$0.55

Weighted Average Shares Outstanding	290,265	295,923

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTY-NINE WEEKS ENDED OCTOBER 29, 2016 AND OCTOBER 31, 2015
(Unaudited)
(In thousands except per share amounts)
	2016	2015
Net Sales	$8,084,539	$7,758,750
Costs of Goods Sold, Buying and Occupancy	(4,903,394)	(4,557,673)
Gross Profit	3,181,145	3,201,077
General, Administrative and Store Operating Expenses	(2,165,961)	(2,087,546)
Operating Income	1,015,184	1,113,531
Interest Expense	(295,317)	(236,587)
Other Income (Loss)	83,350	75,334
Income Before Income Taxes	803,217	952,278
Provision for Income Taxes	276,849	335,304
Net Income	$526,368	$616,974

Net Income Per Diluted Share	$1.81	$2.08

Weighted Average Shares Outstanding	291,343	297,326

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	Third Quarter		Year-to-Date
	2016	2015	2016	2015
Details of Special Items - Income (Expense)
Victoria's Secret Restructuring	$—	$—	$(34,545)	$—
Special Items included in Operating Income	—	—	(34,545)	—

Gain on Distribution from Easton Town Center, LLC	—	—	108,310	—
Loss on Extinguishment of Debt	—	—	(35,827)	—
Gain on Divestiture of Third-party Apparel Sourcing Business	—	—	—	78,057
Special Items included in Other Income (Loss)	—	—	72,483	78,057

Tax effect of Special Items	—	—	(11,549)	(9,079)
Special Items included in Net Income	$—	$—	$26,389	$68,978
Special Items included in Earnings Per Diluted Share	$—	$—	$0.09	$0.24

Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$283,580	$338,764	$1,015,184	$1,113,531
Special Items included in Operating Income	—	—	34,545	—
Adjusted Operating Income	$283,580	$338,764	$1,049,729	$1,113,531

Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$121,640	$164,031	$526,368	$616,974
Special Items included in Net Income	—	—	(26,389)	(68,978)
Adjusted Net Income	$121,640	$164,031	$499,979	$547,996

Reconciliation of Reported Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share
Reported Earnings Per Diluted Share	$0.42	$0.55	$1.81	$2.08
Special Items included in Earnings Per Diluted Share	—	—	(0.09)	(0.24)
Adjusted Earnings Per Diluted Share	$0.42	$0.55	$1.72	$1.84

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2016

In the third quarter of 2016, there were no adjustments to results.

In the second quarter of 2016, adjusted results exclude the following:

•	A $108.3 million pre-tax gain ($70.2 million net of tax of $38.1 million), included in other income (loss), related to a $124.4 million cash distribution from Easton Town Center.

•	A $35.8 million pre-tax loss ($22.4 million net of tax of $13.4 million), included in other income (loss), associated with the early extinguishment of our July 2017 notes.

In the first quarter of 2016, adjusted results exclude the following:

•
Pre-tax charges of $34.5 million ($21.4 million net of tax of $13.1 million) related to previously announced actions at Victoria’s Secret, including severance charges, fabric cancellations and the write-off of catalogue paper.

Fiscal 2015

In the third quarter of 2015, there were no adjustments to results.

In the second quarter of 2015, there were no adjustments to results.

In the first quarter of 2015, adjusted results exclude the following:

•	A $78.1 million pre-tax gain ($69.0 million net of tax of $9.1 million) included in other income (loss), related to the sale of our remaining interest in the third-party apparel sourcing business.

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com